UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 31, 2017 (March 27, 2017)
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 27, 2017, STORE Capital Corporation, a Maryland corporation (the “Company”), entered into an Underwriting Agreement dated March 27, 2017, among the Company, Goldman, Sachs & Co., and Morgan Stanley & Co. LLC, as representatives of the several underwriters (the “Underwriters”), a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference (the “Underwriting Agreement”).  Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriters an aggregate of 8,650,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,297,500 additional shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”) of the Company’s Common Stock, $0.01 par value per share.  The Shares sold by the Company pursuant to the Underwriting Agreement were offered in a public offering at a public offering price per share of $23.10.  The sale of the Firm Shares and the Optional Shares closed on March 31, 2017.

In connection with the offering described above, DLA Piper LLP (US), as counsel to the Company, (a) issued its opinion with respect to the legality of the Shares issued and sold pursuant to the Underwriting Agreement, which opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference, and (b) issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto as Exhibit 8.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The information set forth in the Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated by reference into this Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: March 31, 2017
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement
5.1	Opinion of DLA Piper LLP (US)
8.1	Tax Opinion of DLA Piper LLP (US)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 8.1)